                                                            Contract #96-412-026

                  AMENDED AND RESTATED COAL SUPPLY AGREEMENT

      This is an amended and restated coal supply agreement (the "Agreement") dated as of April 1, 1998 between LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation, 220 West Main Street, Louisville, Kentucky 40202 ("Buyer") and HOPKINS COUNTY COAL LLC ("Seller"), a Delaware limited liability company, having an address of 1717 South Boulder Avenue, Tulsa Oklahoma 74119-4886 ("Seller"), and WEBSTER COUNTY COAL CORPORATION ("Guarantor"), a Kentucky corporation, having an address of 1717 South Boulder Avenue, Tulsa Oklahoma 74119-4886.

                                W I T N E S S E T H:

      A. Seller's predecessor in interest, Andalex Resources, Inc. ("Andalex"), and Buyer entered into a coal supply agreement dated April 1, 1997, as amended by Amendment to Coal Supply Agreement ("Amendment No. 1") dated effective August 1, 1997, whereby Andalex agreed to sell and supply and Buyer agreed to purchase steam coal under the terms and conditions set forth therein.

      B. Andalex and Seller entered into an Agreement for Purchase and Sale of Assets whereby Seller agreed to acquire certain assets of Andalex, including mines in Andalex's Cimarron Division.

      C. Pursuant to Amendment No. 2 to Coal Supply Agreement ("Amendment No. 2"), Buyer consented to Seller's assumption of all Andalex's obligations and liabilities under the Agreement arising on and after the date of the consent, on the condition that Seller's sole member's subsidiary guaranty the performance of Seller's obligations and liabilities under the

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                                                            Contract #96-412-026

Agreement. Hereinafter, the Agreement, as modified by Amendment No. 1 and Amendment No. 2 shall be referred to as the "Agreement."

      D. Buyer and Seller wish to amend and restate the Agreement in its entirety pursuant to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      SECTION 1. GENERAL

      Seller will sell to Buyer and Buyer will buy from Seller steam coal under all the terms and conditions of this Agreement.

      SECTION 2. TERM

      The term of this Agreement shall commence on April 1, 1997 (the "Commencement Date") and shall continue through December 31, 2001, subject to the price, terms and conditions review set forth in ss.8.3 (the "Term"). The period of April 1, 1997, through March 31, 1998, shall hereinafter be referred to as the "Initial Term"; the period of April 1, 1998, through December 31, 1999 (as it may be extended through December 31, 2001, pursuant to the price, terms and conditions review set forth in ss. 8.3), shall be referred to as the "Secondary Term."

      SECTION 3. QUANTITY

      During the period of the Commencement Date through March 31, 1998 (the "Initial Term"), Seller shall sell and deliver and Buyer shall purchase and accept delivery of 62,500 tons of coal per month. Such coal shall be delivered ratably in accordance with reasonable delivery schedules to be mutually agreed upon by Buyer and Seller.


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                                                            Contract #96-412-026

      Subject to ss. 8.3, during the following portions of the Secondary Term, Seller shall deliver and Buyer shall purchase and accept delivery of the following quantities of coal:

            YEAR                                        BASE QUANTITY (TONS)
            ----                                        --------------------
      April 1, 1998, through December 31, 1998            897,000 - 927,000
      January 1, 1999, through December 31, 1999             1,500,000
      January 1, 2000, through December 31, 2000             1,500,000
      January 1, 2001 through December 31, 2001              1,500,000

      Such coal shall be delivered ratably in accordance with reasonable delivery schedules to be mutually agreed upon by Buyer and Seller.

      SECTION 4. SOURCE

      ss. 4.1 Source. The coal sold hereunder shall be supplied from any one of the geological seams Western Kentucky #11, #12, and #9 (surface and underground), of any one of the mines in Seller's Cimarron Division as of the effective date of this Agreement (the "Coal Property"). Seller shall have the right to add to the Coal Property mines in Seller's Cimarron Division developed after the effective date of this Agreement with Buyer's prior written consent, which will not be unreasonably withheld.

      ss. 4.2 Assurance of Operation and Reserves. Seller represents and warrants that the Coal Property contains economically recoverable coal of a quality and in quantities which will be sufficient to satisfy all the requirements of this Agreement. Seller agrees and warrants that it will have at the Coal Property adequate machinery, equipment and other facilities to produce, prepare and deliver coal in the quantity and of the quality required by this Agreement. Seller further agrees to operate and maintain such machinery, equipment and facilities in accordance with good mining practices so as to efficiently and economically produce, prepare and deliver such coal.


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                                                            Contract #96-412-026

Seller agrees that Buyer is not providing any capital for the purchase of such machinery, equipment and/or facilities and that Seller shall operate and maintain same at its sole expense, including all required permits and licenses. Seller hereby dedicates to this Agreement sufficient reserves of coal meeting the quality specifications hereof and lying on or in the Coal Property so as to fulfill the quantity requirements hereof.

      ss. 4.3 Non-Diversion of Coal. Seller agrees and warrants that it will not, without Buyer's express prior written consent, use or sell coal from the Coal Property in a way that will reduce the economically recoverable balance of coal in the Coal Property to an amount less than that required to be supplied to Buyer hereunder.

"ss. 4.4 Substitute Coal. In the event Seller is unable to produce or obtain coal from the Coal Property in the quantity and of the quality required by this Agreement, and such inability is not caused by a force majeure event as defined in ss. 10 of this Agreement, then Buyer will have the option of requiring that Guarantor supply coal (the "Substitute Coal") from the Dotiki facilities and mines owned by Guarantor.

If Seller's inability to supply coal from the Coal Property is caused by a force majeure event as accepted by Buyer, then Buyer shall have the option of requesting that Guarantor supply Substitute Coal and Guarantor shall have the option of supplying Substitute Coal, but Guarantor shall have no obligation to perform unless Guarantor has elected to exercise its option. Buyer's option to request performance by Guarantor must be exercised in writing within ten (10) days of Buyer's receipt of Seller's declaration of force majeure. Guarantor's option to accept Buyer's offer must be exercised in writing within ten (10) days of Guarantor's receipt of Buyer's notice of election.


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                                                            Contract #96-412-026

      All Substitute Coal supplied hereunder shall be supplied pursuant to all the terms and conditions of this Agreement, including, but not limited to, the price provisions of ss. 8, the quality specifications of ss. 6.1, and the provisions of ss. 5 concerning reimbursement to Buyer for increased transportation costs. The determination of whether the Substitute Coal materially meets or exceeds these parameters shall be made by Buyer in Buyer's sole opinion. Seller's or Guarantor's delivery of coal not produced from the Coal Property without having received the express written consent of Buyer shall constitute a material breach of this Agreement. If Guarantor supplies Substitute Coal with the express consent of Buyer, such coal shall be considered delivered from the Coal Property for all purposes of this Agreement except with regard to any increased transportation costs."

      SECTION 5. DELIVERY

      ss. 5.1 Buyer's Option. During the Initial Term, the Delivery Point shall be designated as set forth in Amendment No. 1.

      During the Secondary term, the Delivery Point shall be designated as follows: the coal shall be delivered F.O.B. railcar at the Cimarron rail loading facility near Madisonville, Kentucky on the Paducah and Louisville Railway (the "Delivery Point"). Seller may deliver the coal at a location different from the Delivery Point, provided, however, that Seller shall reimburse Buyer for any resulting increases in the cost of transporting the coal to Buyer's generating stations. Any resulting savings in such transportation costs shall be shared by Buyer and Seller. Buyer may request to change the Delivery Point to either F.O.B. truck or F.O.B. barge. Upon Buyer's notification to Seller of its desire to change the Delivery Point, Buyer and Seller shall mutually agree in writing upon the change(s) and the time frame wherein such change will take place.


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                                                            Contract #96-412-026

      ss. 5.2 Rail or Truck Delivery. If the coal is delivered F.O.B. railcar or F.O.B. truck, then title to and risk of loss respecting the coal will pass to Buyer and the coal will be considered to be delivered when it is loaded into the railcars or trucks at the rail or truck loading facility. Buyer or its contractor shall furnish suitable railcars or trucks in accordance with a delivery schedule provided by Buyer to Seller. Seller shall be responsible for and pay the cost of repairs for any damages caused by Seller to railcars or trucks owned or leased by Buyer while such railcars or trucks are in Seller's control or custody. Seller shall comply with the applicable provisions of Buyer's rail or truck contractor's tariff. At Buyer's request, Seller shall treat (or have treated) any shipment of coal hereunder with a freeze conditioning agent approved by Buyer in order to maintain coal handling characteristics during shipment. If requested by Buyer, Seller shall also treat (or have treated) any railcars specified by Buyer with a side release agent approved by Buyer. The price for each such requested chemical treatment shall be an amount equal to Seller's cost of materials applied on a per gallon basis for each applicable of freeze conditioning agent or side release agent, as the case may be. Seller shall invoice Buyer for all such treatment which occurred in a calendar month by the fifteenth of the following month; and payment shall be mailed by the 25th of such following month or within ten days after receipt of Seller's invoice, whichever is later.

      ss. 5.3. Delivery to Sebree Dock. During the Initial Term, delivery obligations to Sebree Dock shall be governed by Amendment No. 1.

      SECTION 6. QUALITY

      ss. 6.1 Specifications. During the Initial Term, the coal delivered hereunder shall conform to the following specifications on an "as received" basis:


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                                                            Contract #96-412-026

                                    Guaranteed Monthly          Rejection Limits
      Specifications                Weighted Average            (per shipment)
--------------------------------------------------------------------------------
      BTU/LB.                       min. 11,500               LESS THAN 11,200

      LBS/MMBTU:
      MOISTURE                      max. 10.5                 GREATER THAN 12
      ASH                           max. 10.5                 GREATER THAN 13
      SULFUR                        max. 3.0                  GREATER THAN 3.3
      SULFUR                        min. 1.8                  LESS THAN 1.8
      CHLORINE                      max. .04                  GREATER THAN .05
      FLUORINE                      max. .006                 GREATER THAN .006
      NITROGEN                      max. 1.1                  GREATER THAN 1.5

      ASH/SULFUR RATIO              min. 2.5:1                LESS THAN 2.5:1
      Size (3" x 0"):
            Top size (inches)*      max. 3x0                  GREATER THAN 3x0
            Fines (% by wgt)
            Passing 1/4" screen     max. 45%                  GREATER THAN 50%

      % BY WEIGHT:
      VOLATILE                      max. 40                   GREATER THAN 41
      VOLATILE                      min. 35                   LESS THAN 33
      FIXED CARBON                  max. 48                   GREATER THAN 49
      FIXED CARBON                  min. 44                   LESS THAN 40
      GRINDABILITY (HGI)            min. 55                   LESS THAN 52

      BASE ACID RATIO (B/A)         .39                       .43
      SLAGGING FACTOR**             max. 1.6                  GREATER THAN 1.9
      FOULING FACTOR***             max. .2                   GREATER THAN .3

      ASH FUSION TEMPERATURE ((degree)F) (ASTM D1857)

      REDUCING ATMOSPHERE
      Initial Deformation           min. 1940                     min. 1900
      Softening (H=W)               min. 2035                     min. 1975
      Softening (H=1/2W)            min. 2085                     min. 2000
      Fluid                         min. 2190                     min. 2100

      OXIDIZING ATMOSPHERE
      Initial Deformation           min. 2300                     min. 2200
      Softening (H=W)               min. 2320                     min. 2280
      Softening (H=1/2W)            min. 2425                     min. 2300
      Fluid                         min. 2490                     min. 2375


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                                                            Contract #96-412-026

      * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than thirty-five percent (35%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.

      ** Slagging Factor (R(s))=(B/A) x (Percent Sulfur by Weight(Dry))

      *** Fouling Factor (R(f))=(B/A) x (Percent Na(2)0 by Weight(Dry))

      The Base Acid Ratio (B/A) is herein defined as:

      BASE ACID RATIO (B/A) =      (Fe(2)0(3) + Ca0 + Mg0 + Na(2)0 + K(2)0)
                                   ----------------------------------------
                                              (Si0(2) + Al(2)0(3) + Ti0(2))

      Note: As used herein          GREATER THAN means greater than:
                                    LESS THAN means less than.

      During the Secondary Term, the coal delivered hereunder shall conform to the above specifications on an "as received" basis, with the exception of the following different specifications:

                                    Guaranteed Monthly          Rejection Limits
      Specifications                Weighted Average            (per shipment)
--------------------------------------------------------------------------------
      BTU/LB.                       min. 11,400                LESS THAN 11,100

      LBS/MMBTU:
      MOISTURE                      max. 11.5                  GREATER THAN 13.5
      ASH                           max. 11.75                 GREATER THAN 13.0
      SULFUR                        max. 3.125                 GREATER THAN 3.4

      Size (3" x 0"):
            Top size (inches)*      max. 3x0                   GREATER THAN 3x0

      * All the coal will be of such size that it will pass through a screen having circular perforations three (3) inches in diameter, but shall not contain more than fifty percent (50%) by weight of coal that will pass through a screen having circular perforations one-quarter (1/4) of an inch in diameter.


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                                                            Contract #96-412-026

      ss. 6.2 Definition of "Shipment". As used herein, a "shipment" shall mean one (1) unit trainload or a day's loading of trucks or individual barge or barge lot, in accordance with Buyer's actual sampling and analyzing practices.

      ss. 6.3 Rejection.

      Buyer has the right, but not the obligation, to reject any shipment which fail(s) to conform to the Rejection Limits set forth in ss. 6.1 or contains extraneous materials. Buyer must reject such coal within seventy-two (72) hours of receipt of the coal analysis provided for in ss. 7.2 or such right to reject is waived. In the event Buyer rejects such non-conforming coal, Buyer shall return the coal to Seller or, at Seller's request, divert such coal to Seller's designee, all at Seller's cost. Seller shall replace the rejected coal within five (5) working days from notice of rejection with coal conforming to the Rejection Limits set forth in ss. 6.1. If Seller fails to replace the rejected coal within such five (5) working day period or the replacement coal is rightfully rejected, Buyer may purchase coal from another source in order to replace the rejected coal. Seller shall reimburse Buyer for (i) any amount by which the actual price plus transportation costs to Buyer of such coal purchased from another source exceed the price of such coal under this Agreement (as adjusted under ss. 8.2 for coal of the quality actually supplied by the other source) plus transportation costs to Buyer from the Delivery Point; and (ii) any and all transportation, storage, handling, or other expenses that have been incurred by Buyer for rightfully rejected coal. This remedy is in addition to all of Buyer's other remedies under this Agreement and under applicable law and in equity for Seller's breach.

      If Buyer fails to reject a shipment of non-conforming coal which it had the right to reject for failure to meet any or all of the Rejection Limits set forth in ss.6.1 or because such shipment contained extraneous materials, then such non-conforming coal shall be deemed accepted by


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                                                            Contract #96-412-026

Buyer; however, the price shall be adjusted in accordance with ss.8.2 and the quantity Buyer is obligated to purchase from Seller, at Buyer's sole option, shall be reduced by the amount of each such non-conforming shipment. Further, for shipments containing extraneous materials, which include, but are not limited to, slate, rock, wood, corn husks, mining materials, metal, steel, etc., the estimated weight of such materials shall be deducted from the weight of that shipment.

      ss. 6.4 Suspension and Termination.

      If the coal sold hereunder fails to meet one or more of the Guaranteed Monthly Weighted Averages set forth in ss.6.1 for any one month during the term of this Agreement, or if two (2) truck shipments or three (3) barge shipments in a seven-day period are rejectable by Buyer, or if Buyer receives at its generating station two (2) rail shipments which are rejectable in any ten-day period, Buyer may, upon notice confirmed in writing and sent to Seller by certified mail, terminate this Agreement and exercise all its other rights and remedies under applicable law and in equity for Seller's breach.

      SECTION 7. WEIGHTS, SAMPLING AND ANALYSIS

      ss. 7.1 Weights. The weight of the coal delivered hereunder shall be determined on a per shipment basis by Buyer on the basis of scale weights at the generating station(s) unless another method is mutually agreed upon by the parties. Such scales shall be duly reviewed by an appropriate testing agency and maintained in an accurate condition. Seller shall have the right, at Seller's expense and upon reasonable notice, to have the scales checked for accuracy at any reasonable time or frequency. If the scales are found to be inaccurate, over or under the tolerance range allowable for the scale, either party shall pay to the other any amounts owed due to such inaccuracy for a period not to exceed thirty (30) days before the time any inaccuracy of scales is determined. Buyer shall send to seller, by telecopier or electronic data transmittal, a listing of the


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                                                            Contract #96-412-026

daily shipment weights within three (3) business days after Buyer's determination of such weights.

      ss. 7.2 Sampling and Analysis. The sampling and analysis of the coal delivered hereunder shall be performed by Buyer and the results thereof shall be accepted and used for the quality and characteristics of the coal delivered under this Agreement. Buyer shall send to Seller by telecopier or electronic data transmittal a copy of the analysis within (10) business days after sampling the applicable shipment. All analyses shall be made in Buyer's laboratory at Buyer's expense in accordance with reliable and industry accepted standards. Samples for analyses shall be taken by any reliable and industry accepted standard acceptable to both parties, may be composited, and shall be taken with a frequency and regularity sufficient to provide reasonably accurate representative samples of the deliveries made hereunder. Seller represents that it is familiar with Buyer's sampling and analysis practices, and finds them to be in accordance with reliable and industry accepted standards. Buyer shall notify Seller in writing of any significant changes in Buyer's sampling and analysis practices. Any such changes in Buyer's sampling and analysis practices shall, except for industry accepted changes in practices, provide for no less accuracy than the sampling and analysis practices existing at the time of the execution of this Agreement, unless the Parties otherwise mutually agree.

      Each sample taken by Buyer shall be divided into 4 parts and put into airtight containers, properly labeled and sealed. One part shall be used for analysis by Buyer; one part shall be used by Buyer as a check sample, if Buyer in its sole judgment determines it is necessary; one part shall be retained by Buyer until the 25th of the month following the month of unloading (the "Disposal Date") and shall be delivered to Seller for analysis if Seller so requests before the Disposal Date; and one part ("Referee Sample") shall be retained by Buyer until the Disposal


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                                                            Contract #96-412-026

Date. Seller shall be given copies of all analyses made by Buyer by the 12th day of the month following the month of unloading. Seller, on reasonable notice to Buyer shall have the right to have a representative present to observe the sampling and analyses performed by Buyer. Unless Seller requests a Referee Sample analysis before the Disposal Date, Buyer's analysis shall be used to determine the quality of the coal delivered hereunder. The Monthly Weighted Averages shall be determined by utilizing the individual shipment analyses.

      If any dispute arises before the Disposal Date, the Referee Sample retained by Buyer shall be submitted for analysis to an independent commercial testing laboratory ("Independent Lab") mutually chosen by Buyer and Seller. For each coal quality specification in question, a dispute shall be deemed not to exist and Buyer's analysis shall prevail and the analysis of the Independent Lab shall be disregarded if the analysis of the Independent Lab differs from the analysis of Buyer by an amount equal to or less than:

      (i)   0.50% moisture

      (ii)  0.50% ash on a dry basis

      (iii) 100 Btu/lb. on a dry basis

      (iv)  0.10% sulfur on a dry basis.

      For each coal quality specification in question, if the analysis of the Independent Lab differs from the analysis of Buyer by an amount more than the amounts listed above, then the analysis of the Independent Lab shall prevail and Buyer's analysis shall be disregarded. The cost of the analysis made by the Independent Lab shall be borne by Seller to the extent that Buyer's analysis prevails and by Buyer to the extent that the analysis of the Independent Lab prevails.

      SECTION 8. PRICE


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                                                            Contract #96-412-026

      ss. 8.1 Base Price. The base price (the "Base Price") of the coal to be sold hereunder will be firm and will be determined by the year in which the coal is delivered as defined in ss. 5 in accordance with the following schedule:

               YEAR                             BASE PRICE ($ PER MMBTU)
               ----                             ------------------------
         (the Initial Term)
         ------------------
                1997                                  $0.7800
                1998                                  $0.7900
         (the Secondary Term)
                1998                                  $0.8285
                1999                                  $0.8285
                2000                                  $0.8485
                2001                                  $0.8585

      ss. 8.2 Quality Price Adjustments.

      (a) The Base Price is based on coal meeting or exceeding the Guaranteed Monthly Weighted Average specifications as set forth in ss.6.1. Quality price discounts shall be applied for each specification each month to reflect failures to meet the Guaranteed Monthly Weighted Averages set forth in ss.6.1, as determined pursuant to ss.7.2, subject to the provisions set forth below. The discount values used are as follows:

                                 DISCOUNT VALUES
                                 ---------------

                                              $/MMBTU
                                              -------
                          BTU/LB              0.2604

                                              $/LB./MMBTU
                                              -----------
                          SULFUR              0.1232
                          ASH                 0.0083
                          MOISTURE            0.0016

      (b) Notwithstanding the foregoing, for each specification each month, there shall be no discount if the actual Monthly Weighted Average meets the applicable Discount Point set forth below. However, if the actual Monthly Weighted Average fails to meet such applicable Discount Point, then the discount shall be calculated on the basis of the difference between the


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                                                            Contract #96-412-026

actual Monthly Weighted Average and the Guaranteed Monthly Weighted Average pursuant to the methodology shown in Exhibit A attached hereto.

      During the Initial Term, the Guaranteed Monthly Weighted Average and Discount Points shall be calculated as follows:

                        Guaranteed Monthly
                        Weighted Average              Discount Point
                        ----------------              --------------
BTU/LB                  min. 11,500                   11,350

LB/MMBTU
--------

SULFUR                  max. 3.0                      3.2
ASH                     max. 10.5                     12.0
MOISTURE                max. 10.5                     11.0

      For example, if the actual Monthly Weighted Average of ash equals 12.5 lb/MMBTU, then the applicable discount would be (12.5 lb. - 10.5 lb.) x $0.0083/lb./MMBTU = $.0166/MMBTU.

      During the Secondary Term, the Guaranteed Monthly Weighted Average and Discount Points shall be calculated as follows:

                        Guaranteed Monthly
                        Weighted Average              Discount Point
                        ----------------              --------------
BTU/LB                  min. 11,400                   11,250

LB/MMBTU
--------

SULFUR                  max. 3.125                    3.325
ASH                     max. 11.75                    12.50
MOISTURE                max. 11.5                     13.0

      For example, if the actual Monthly Weighted Average of ash equals 13.5 lb/MMBTU, then the applicable discount would be (13.5 lb. - 11.75 lb.) x $0.0083/lb./MMBTU = $.01453/MMBTU.


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                                                            Contract #96-412-026

      ss. 8.3 Price, Terms and Conditions Review. The Base Price and all other terms and conditions of this Agreement shall be subject to review for any reason at the request of either party for revisions to become effective on January 1, 2000. The party requesting such a review shall give written notice of its request to the other party on or before October 1, 1999. The parties then shall negotiate an agreement on new prices and/or other terms and conditions between October 1, 1999 and December 1, 1999. If the parties do not reach an agreement by December 1, 1999, then this Agreement will terminate as of December 31, 1999 without liability due to such termination for either party, and the parties shall have no further obligations hereunder except those incurred prior to the date of termination.

      ss. 8.4 Payment Calculation. Exhibit A attached hereto shows the methodology for calculating the coal payment and quality price discounts for the month Seller's coal was unloaded by Buyer. If there are any such discounts, Buyer shall apply credit to amounts owed Seller for the month the coal was unloaded.

      SECTION 9. INVOICES, BILLING AND PAYMENT.

      ss. 9.1 Invoicing Address. Invoices will be sent to Buyer at the following address:

                  Louisville Gas and Electric Company
                  220 West Main Street
                  P.O. Box 32010
                  Louisville, KY  40232
                  Attention: Director, Fuels Management

                  With a copy to:

                  Louisville Gas and Electric Company
                  220 West Main Street
                  P.O. Box 32010
                  Louisville, KY  40232
                  Attention: Manager, Accounts Payable

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                                                            Contract #96-412-026

      ss. 9.2 Invoice Procedures for Coal Shipments. Seller shall invoice Buyer at the Base Price, minus any quality price discounts, for all coal unloaded in a calendar month by the twentieth (20th) day of the following month.

      ss. 9.3 Payment Procedures for Coal Shipments. For all coal delivered pursuant to Article 5 hereof, and unloaded at the Delivery Point between the first (1st) and fifteenth (15th) days of any calendar month. Buyer shall make preliminary payment for seventy-five percent (75%) of the amount owed for the coal (based on the assumption that the coal will meet all guaranteed monthly quality parameters) by the twenty-fifth (25th) day of such month of delivery, except that, if the 25th is not a regular work day, payment shall be made on the next regular work day. For all coal delivered, as defined in Article 5 hereof, and unloaded at the Delivery Point between the sixteenth (16th) and the last day of any calendar month. Buyer shall make preliminary payment for seventy-five percent (75%) of the delivered coal by the tenth (10th) day of the month following the month of delivery, except that, if the 10th is not a regular work day, payment shall be made on the next regular work day.

      Preliminary payment shall be in the amount of seventy-five percent (75%) of the then current price on a dollar per ton basis as calculated by the guaranteed monthly weighted average BTU/lb. and the then current Base Price in cents per MMBTU.

      A reconciliation of amounts paid and amounts owed shall occur on the twenty-fifth (25th) day of the month following the month of delivery. (For example, Buyer will make one initial payment on September 25 for seventy-five percent of coal delivered September 1 through 15, and another initial payment on October 10 for seventy-five percent of coal delivered September 16 through 30. A reconciliation will occur on October 25 for all deliveries made in September.) The reconciliation shall be made as follows: Seller shall invoice Buyer on or before the 20th day


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                                                            Contract #96-412-026

of the month following the month of delivery. The amount due for all coal (based on the Base Price minus any Quality Price Discounts) delivered and unloaded and accepted by Buyer during any calendar month shall be calculated and compared to the sum of the preliminary payments made for coal delivered and unloaded and accepted during such month. The difference shall be paid by or paid to Seller, as applicable, by the twenty-fifth (25th) day of the month following the month of delivery, except, that, if the 25th is not a regular work day, payment shall be made in the next regular work day.

      In the event Seller notifies Buyer that a pattern has developed whereby payments are not being paid when due, as set forth herein, Buyer shall review its internal approval and payment procedures and remedy such payment practices, if any develop.

      ss. 9.4 Withholding. Buyer shall have the right to withhold from payment of any billing or billings (i) any sums which it is not able in good faith to verify or which it otherwise in good faith disputes, (ii) any damages resulting from or likely to result from any breach of this Agreement by Seller, and (iii) any amounts owed to Buyer from Seller. Buyer shall notify Seller promptly in writing of any such issue, stating the basis of its claim and the amount it intends to withhold.

      Payment by Buyer, whether knowing or inadvertent, of any amount in dispute shall not be deemed a waiver of any claims or rights by Buyer with respect to any disputed amounts or payments made.

      SECTION 10. FORCE MAJEURE

      If either party hereto is delayed in or prevented from performing any of its obligations or from utilizing the coal sold under this Agreement due to (i) acts of God, (ii) war, (iii) riots, (iv) civil insurrection, (v) acts of the public enemy, (vi) strikes, (vii) lockouts, (viii) fires, (ix) floods,

                                                            Contract #96-412-026

(x) earthquakes, (xi) explosions, (xii) mine accidents that are solely responsible for delaying or preventing performance of Seller for 10 consecutive days, (xiii) breakdown of or damage to equipment, plant, transmission systems, or transportation providers that is solely responsible for delaying or preventing the performance of Seller for 10 consecutive days, (xiv) unforeseen adverse geologic conditions which were not detected despite prudent mine planning and mining processes and which are solely responsible for delaying or preventing the performance of Seller for 10 consecutive days, or (xv) the inability to obtain necessary mining permit(s) after applying for such with prudent and reasonable diligence, and such event is beyond the reasonable control and without the fault or negligence of the party affected thereby, then the obligations of both parties hereto shall be suspended to the extent made necessary by such event; provided that the affected party gives written notice to the other party as early as practicable of the nature and probable duration of the force majeure event. The party declaring force majeure shall exercise due diligence to avoid and shorten the force majeure event and will keep the other party advised as to the continuance of the force majeure event.

      During any period in which Seller's ability to perform hereunder is affected by a force majeure event, Seller shall not deliver any coal to any other buyers to whom Seller's ability to supply is similarly affected by such force majeure event unless contractually committed to do so at the beginning of the force majeure event; and further shall deliver to Buyer under this Agreement at least a pro-rata portion (on a per ton basis) of its total contractual commitments to all its buyers to whom Seller's ability to supply is similarly affected by such force majeure event in place at the beginning of the force majeure event. An event which affects the Seller's ability to produce or obtain coal from a mine other than the Coal Property will not be considered a force majeure event hereunder.

                                                            Contract #96-412-026

      Tonnage deficiencies resulting from Seller's declared force majeure event shall be made up at Buyer's sole option on a mutually agreed-upon schedule. Tonnage deficiencies resulting from Buyer's declared force majeure event shall be made up at Seller's sole option on a mutually agreed-upon schedule.

      SECTION 11. NOTICES

      ss. 11.1 Form and Place of Notice. Any official notice, request for approval or other document required to be given under this Agreement shall be in writing, unless otherwise provided herein, and shall be deemed to have been sufficiently given when delivered in person, transmitted by facsimile or other electronic media, delivered to an established mail service for same day or overnight delivery, or dispatched in the United States mail, postage prepaid, for mailing by first class, certified, or registered mail, return receipt requested, and addressed as follows:

      If to Buyer:            Louisville Gas and Electric Company
                              220 West Main Street
                              P.O. Box 32010
                              Louisville, Kentucky 40232
                              Attn: Director, Fuels Management

      If to Seller:           Hopkins County Coal LLC
                              1717 S. Boulder Avenue; Sixth Floor
                              P.O. Box 22027
                              Tulsa, Oklahoma 74121-2027
                              Attn: Mr. Gary J. Rathburn
                              Senior Vice President, Marketing

      With a copy to:         Mapco Coal, Inc.
                              771 Corporate Drive, Suite 900
                              Lexington, Kentucky 40503
                              Att:  James E. Plaisted,
                              Sales Manager, Central Region

      ss. 11.2 Change of Person or Address. Either party may change the person or address specified above upon giving written notice to the other party of such change.

                                                            Contract #96-412-026

      SECTION 12. RIGHT TO RESELL

      Buyer shall have the unqualified right to re-sell all or any of the coal purchased under this Agreement.

      SECTION 13. INDEMNITY AND INSURANCE

      ss. 13.1 Indemnity. Seller agrees to indemnify and save harmless Buyer, its officers, directors, employees and representatives from any responsibility and liability for any and all claims, demands, losses, legal actions for personal injuries, property damage and pollution (including reasonable attorney's fees) (i) relating to the barges or railcars provided by Buyer or Buyer's contractor while such barges or railcars are in the care and custody of the loading dock or loading facility, (ii) due to any failure of Seller to comply with laws, regulations or ordinances, or (iii) due to the acts or omissions of Seller in the performance of this Agreement.

      ss. 13.2 Insurance. Seller agrees to carry insurance coverage with minimum limits as follows:

            (1) Commercial General Liability, including Completed Operations and Contractual Liability, $1,000,000 single limit liability.

            (2) Automobile General Liability, $1,000,000 single limit liability.

            (3) In addition, Seller shall carry excess liability insurance covering the foregoing perils in the amount of $4,000,000 for any one occurrence.

            (4) Workers' Compensation and Employer's Liability with statutory limits.

      If any of the above policies are written on a claims made basis, then the retroactive date of the policy or policies will be no later than the effective date of this Agreement. Certificates of

                                                            Contract #96-412-026

Insurance satisfactory in form to the Buyer and signed by the Seller's insurer shall be supplied by the Seller to the Buyer evidencing that the above insurance is in force and that not less than 30 calendar days written notice will be given to the Buyer prior to any cancellation or material reduction in coverage under the policies. The Seller shall cause its insurer to waive all subrogation rights against the Buyer respecting all losses or claims arising from performance hereunder. Evidence of such waiver satisfactory in form and substance to the Buyer shall be exhibited in the Certificate of Insurance mentioned above. Seller's liability shall not be limited to its insurance coverage.

      SECTION 14. TERMINATION FOR DEFAULT.

      If either party hereto commits a material breach of any of its obligations under this Agreement at any time (with the exception of defaults occurring under ss.6.4), then the other party has the right to give written notice describing such breach and stating its intention to terminate this Agreement no sooner than thirty (30) days after the date of the notice (the "notice period"). If such material breach is curable and the breaching party cures such material breach within the notice period, then the Agreement shall not be terminated due to such material breach. If such material breach is not curable or the breaching party fails to cure such material breach within the notice period, then this Agreement shall terminate at the end of the notice period in addition to all the other rights and remedies available to the aggrieved party under this Agreement and at law and in equity.

      SECTION 15. TAXES, DUTIES AND FEES

      Seller shall pay when due, and the price set forth in ss. 8 of this Agreement shall be inclusive of, all taxes, duties, fees and other assessments of whatever nature imposed by governmental authorities with respect to the transactions contemplated under this Agreement.

                                                            Contract #96-412-026

      SECTION 16. DOCUMENTATION AND RIGHT OF AUDIT

      Seller shall maintain all records and accounts pertaining to payments, quantities, quality analyses and source of all coal supplied under this Agreement for a period lasting through the term of this Agreement and for two years thereafter. Buyer shall have the right at no additional expense to Buyer to audit, copy and inspect such records and accounts at any reasonable time upon reasonable notice during the term of this Agreement and for 2 years thereafter.

      SECTION 17. EQUAL EMPLOYMENT OPPORTUNITY.

      To the extent applicable, Seller shall comply with all of the following provisions which are incorporated herein by reference: Equal Opportunity regulations set forth in 41 CRF ss. 60-1.4(a) and (c) prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, or national origin; Vietnam Era Veterans Readjustment Assistance Act regulations set forth in 41 CRF ss. 50-250.4 relating to the employment and advancement of disabled veterans and veterans of the Vietnam Era; Rehabilitation Act regulations set forth in 41 CRF ss. 60-741.4 relating to the employment and advancement of qualified disabled employees and applicants for employment; the clause known as "Utilization of Small Business Concerns and Small Business Concerns Owned and Controlled by Socially and Economically Disadvantaged Individuals" set forth in 15 USC ss. 637(d)(3); and subcontracting plan requirements set forth in 15 USC ss. 637(d).

      SECTION 18. COAL PROPERTY INSPECTIONS

      Buyer and its representatives, and others as may be required by applicable laws, ordinances and regulations shall have the right at all reasonable times and at their own expense to

                                                            Contract #96-412-026

inspect the Coal Property, including the loading facilities, scales, sampling system(s), wash plant facilities, and mining equipment for conformance with this Agreement. Seller shall undertake reasonable care and precautions to prevent personal injuries to any representatives, agents or employees of Buyer (collectively, "Visitors") who inspect the Coal Property. Any such Visitors shall comply with Seller's regulations and rules regarding conduct on the work site, made known to Visitors prior to entry, as well as safety measures mandated by state or federal rules, regulations and laws. Buyer understands that underground mines and related facilities are inherently high-risk environments. Buyer's failure to inspect the Coal Property or to object to defects therein at the time Buyer inspects the same shall not relieve Seller of any of its responsibilities nor be deemed to be a waiver of any of Buyer's rights hereunder.

      SECTION 19. MISCELLANEOUS

      ss. 19.1 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Kentucky, and all questions of performance of obligations hereunder shall be determined in accordance with such laws.

      ss. 19.2 Headings. The paragraph headings appearing in this Agreement are for convenience only and shall not affect the meaning of interpretation of this Agreement.

      ss. 19.3 Waiver. The failure of either party to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right.

      ss. 19.4 Remedies Cumulative. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided under this Agreement or by law or in equity.

      ss. 19.5 Severability. If any provision of this Agreement is found contrary to law or unenforceable by any court of law, the remaining provisions shall be severable and enforceable

                                                            Contract #96-412-026

in accordance with their terms, unless such unlawful or unenforceable provision is material to the transactions contemplated hereby, in which case the parties shall negotiate in good faith a substitute provision.

      ss. 19.6 Binding Effect. This Agreement shall bind and inure to the benefit of the parties and their successors and assigns.

      ss. 19.7 Assignment. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or denied; provided, however, that Buyer shall have the right, without consent of Seller, to assign all or any part of this Agreement to any company, controlling, controlled by, or under common control with Buyer.

      ss. 19.8 Entire Agreement. This Agreement contains the entire agreement between the parties as to the subject matter hereof, and there are no representations, understandings or agreements, oral or written, which are not included herein.

      ss. 19.9 Amendments. Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by written instrument signed by both parties hereto.

      SECTION 20. GUARANTY OF PERFORMANCE AND GUARANTOR'S INDEMNIFICATION.

      ss. 20.1 Guaranty of Performance. As a material inducement for Buyer's giving its consent to the Assignment and Assumption, and in consideration thereof, Guarantor hereby guarantees the full, prompt and complete performance by Seller of all the terms and conditions of the Agreement to be performed by Seller thereunder (the "Guaranty"). Guarantor hereby indemnifies and holds Buyer and Buyer's successors and assigns harmless from and against all liability

                                                            Contract #96-412-026

and expense, including reasonable attorney's fees, sustained by Buyer by reason of the failure of Guarantor fully to perform and comply with the terms and obligations of the Agreement, or by reason of any misrepresentation of Guarantor hereunder. It is understood this is a continuing, absolute and unconditional Guaranty, co-extensive and co-terminous with the Agreement between the Seller and Buyer, as it may be extended and amended by Buyer and Seller. Guarantor hereby expressly waives notice of acceptance of this Guaranty, notice of the defaults by Seller or of nonpayment or nonfulfillment of any or all of Seller's liabilities and obligations. The delay or failure of Buyer to insist on strict performance of any provision of this Agreement, or to take advantage of any rights hereunder, shall not be construed as a waiver of such provision or right or of the Guaranty.

ss.20.2 Guarantor's Consent for Amendments and Extensions. The Guarantor hereby expressly gives the Buyer and Seller from time to time, without notice to Guarantor, authority and consent to give and make such extensions, renewals, settlements, and compromises at it may deem proper with respect to any of the duties or liabilities of the Seller under this Agreement.

ss. 20.3 Buyer's Consent to Assignment and Assumption. In reliance on the Guaranty and on the representations and warranties of Seller/Assignor, Seller and Guarantor set forth herein, Buyer hereby consents to the Assignment and Assumption. Buyer's consent thereto shall not be construed as a consent to any future assignments, or as a waiver of ss. 19.7 of the Agreement, which provision is hereby ratified and confirmed.

ss. 20.4 Guarantor's Additional Representations, Warranties and Covenants. Guarantor hereby represents and warrants it has the power and authority, and promptly will, take all necessary actions to enable Guarantor to supply Substitute Coal.

                                                            Contract #96-412-026

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

HOPKINS COUNTY COAL LLC                      LOUISVILLE GAS AND ELECTRIC
                                             COMPANY

By: /s/ signed                               By: /s/ Wayne T. Lucas
   ---------------------------                  -------------------------------
                                                Wayne T. Lucas
Title: Senior Vice President - Marketing        EVP - Power Generation
       ---------------------------------

Date:  December 4, 1998                      Date: December 9, 1998
     -----------------------------------          ------------------------------


WEBSTER COUNTY COAL CORPORATION

By: /s/ signed
   --------------------------
Title: Senior Vice President - Marketing
      ----------------------------------
Date:   December 4, 1998
     -----------------------------------

                                                            Contract #96-412-026

                                                                       Exhibit A
                                                                     Page 1 of 4

                            EXHIBIT A - INITIAL TERM
                        SAMPLE COAL PAYMENT CALCULATIONS
            Total Evaluated Coal Costs for Contract No. 96-412-26

--------------------------------------------------------------------------------
For contracts supplied from multiple "origins", each "origin will be calculated individually.

                  Section I                                                       Base Data
      --------------------------------------                                   --------------
1)    Base F.O.B. price per ton:                                                $    17.94   /ton
                                                                                -------------
1a)   Tons of coal delivered:                                                                tons
                                                                                -------------
2)    Guaranteed average heat content:                                              11,500   BTU/LB.
                                                                                -------------
2r)   As received monthly avg. heat content:                                                 BTU/LB.
                                                                                -------------
2a)   Energy delivered in MMBTU:                                                             MMBTU
                                                                                -------------
[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b)   Base F.O.B. price per MMBTU:                                              $  0.78000   MMBTU
                                                                                -------------

[(Line 1)/(Line 2)] * (1 ton/2,000 lb.) * 1,000,000 BTU/MMBTU
[(     /ton)/(           BTU/LB)] * (1 ton/2,000 lb.) * 1,000,000 BTU/MMBTU

3)    Guaranteed monthly avg. max. sulfur                                             3.00 LBS./MMBTU
                                                                                -----------
3r)   As received monthly avg. sulfur                                                      LBS./MMBTU
                                                                                -----------
4)    Guaranteed monthly avg. ash                                                    10.50 LBS./MMBTU
                                                                                -----------
4r)   As received monthly avg. ash                                                         LBS./MMBTU
                                                                                -----------
5)    Guaranteed monthly avg. max. moisture                                          10.50 LBS./MMBTU
                                                                                -----------
5r)   As received monthly avg. moisture                                                    LBS./MMBTU
                                                                                -----------

                  Section II                                                      Discounts
      --------------------------------------                                    ------------
      Assign a (-) to all discounts (round to (5) decimal places)

6d)   BTU/LB.: If line 2r LESS THAN 11,350 BTU/lb. then:
      {1 - (line 2r) / (line 2)} * $0.2604/MMBTU
      {1 - (   ) / (11,500)} * $0.2604 =                                        $          /MMBTU
                                                                                -----------
7d)   SULFUR:  If line 3r is greater than 3.20 lbs./MMBTU
      [ (line 3r) - (line 3) ] * 0.1232/lb. Sulfur
      [ (     ) - (3.00) ] * 0.1232 =                                           $          /MMBTU
                                                                                -----------
8d)   ASH: If line 4r is greater than 12.00 lbs./MMBTU
      [ (line 4r) - (line 4) ] * 0.0083/MMBTU
      [ (     ) - (10.50) ] * 0.0083 =                                          $          /MMBTU
                                                                                -----------
9d)   MOISTURE:  If line 5r is greater than 11.00 lbs./MMBTU
      [ (line 5r) - (line 5) ] * 0.0016/MMBTU
      [ (     ) - (10.50) ] * 0.0016 =                                          $          /MMBTU
                                                                                -----------

                                                            Contract #96-412-026

                                                                       Exhibit A
                                                                     Page 2 of 4

                                                                           Total Price
                  Section III                                              Adjustments
      --------------------------------------                               -----------
      Determine total Discounts as follows:

      Assign a (-) to all discounts (round to (5) decimal places)

      Line 6d:                                                             $            /MMBTU
                                                                            ------------

      Line 7d                                                              $            /MMBTU
                                                                            ------------

      Line 8d                                                              $            /MMBTU
                                                                            ------------

      Line 9d                                                              $            /MMBTU
                                                                            ------------

10) Total Discounts (-):

      Algebraic sum of above:                                              $            /MMBTU
                                                                            ------------
11)   Total evaluated coal price = (line 2b) + (line 10)

12)   Total discount price adjustment for Energy delivered:
      (line 2a) * (line 10) (-)
      $      /MMBTU           +                                            $            /MMBTU = $
       -----                                                                ------------          ----------

13)   Total base cost of coal
      (line 2a) * (line 2b)
      $      /MMBTU           +                                            $            /MMBTU = $
       -----                                                                ------------          ----------

14)   Total coal payment for month
      (line 12) + (line 13)
      $      /MMBTU           +                                            $                   = $
       -----                                                                ------------          ----------

                                                            Contract #96-412-026

                                                                        Exibit A
                                                                     Page 3 of 4

                           EXHIBIT A - SECONDARY TERM
                        SAMPLE COAL PAYMENT CALCULATIONS
            Total Evaluated Coal Costs for Contract No. 96-412-26

--------------------------------------------------------------------------------
For contracts supplied from multiple "origins", each "origin will be calculated individually.

                  Section I                                                   Base Data
      --------------------------------------                               ---------------
1)    Base F.O.B. price per ton:                                           $      18.89 /ton
                                                                            ------------
1a)   Tons of coal delivered:                                                           tons
                                                                            ------------
2)    Guaranteed average heat content:                                           11,400 BTU/LB.
                                                                            ------------
2r)   As received monthly avg. heat content:                                            BTU/LB.
                                                                            ------------
2a)   Energy delivered in MMBTU:                                                        MMBTU
                                                                            ------------
[(Line 1a) *2,000 lb./ton*(Line 2r)] *MMBTU/1,000,000 BTU
[(     ) *2,000 lb./ton*(     )]*MMBTU/1,000,000 BTU

2b)   Base F.O.B. price per MMBTU:                                         $     0.8285 MMBTU
                                                                            ------------
[ (Line 1) / (Line 2) ] * (1 ton/2,000 lb.) * 1,000,000 BTU/MMBTU
[ (     /ton) / (           BTU/LB) ] * (1 ton/2,000 lb.) * 1,000,000 BTU/MMBTU

3)    Guaranteed monthly avg. max. sulfur                                         3.125 LBS./MMBTU
                                                                            ------------

3r)   As received monthly avg. sulfur                                                   LBS./MMBTU
                                                                            ------------

4)    Guaranteed monthly avg. ash                                                 11.75 LBS./MMBTU
                                                                            ------------

4r)   As received monthly avg. ash                                                      LBS./MMBTU
                                                                            ------------

5)    Guaranteed monthly avg. max. moisture                                       11.50 LBS./MMBTU
                                                                            ------------

5r)   As received monthly avg. moisture                                                 LBS./MMBTU
                                                                            ------------

                  Section II                                                 Discounts
      --------------------------------------                              --------------
      Assign a (-) to all discounts (round to (5) decimal places)

6d)   BTU/LB.: If line 2r LESS THAN 11,250 BTU/lb. then:
      {1 - (line 2r) / (line 2)} * $0.2604/MMBTU
      {1 - (      ) / (11,400)} *  $0.2604  =                             $            /MMBTU
                                                                           ------------

7d)   SULFUR:  If line 3r is greater than 3.325 lbs./MMBTU
      [ (line 3r) - (line 3) ] * 0.1232/lb. Sulfur
      [ (   ) - (3.125) ] * 0.1232 =                                      $            /MMBTU
                                                                           ------------

8d)   ASH: If line 4r is greater than 12.50 lbs./MMBTU
      [ (line 4r) - (line 4) ] * 0.0083/MMBTU
      [ (   ) - (11.75) ] * 0.0083 =                                      $            /MMBTU
                                                                           ------------

9d)   MOISTURE:  If line 5r is greater than 13.00 lbs./MMBTU
      [ (line 5r) - (line 5) ] * 0.0016/MMBTU
      [ (   ) - (11.50) ] * 0.0016 =                                      $            /MMBTU
                                                                           ------------

                                                            Contract #96-412-026

                                                                       Exhibit A
                                                                     Page 4 of 4

                                                                           Total Price
                  Section III                                              Adjustments
      --------------------------------------                               ------------
      Determine total Discounts as follows:

      Assign a (-) to all discounts (round to (5) decimal places)

      Line 6d:                                                            $            /MMBTU
                                                                           ------------

      Line 7d                                                             $            /MMBTU
                                                                           ------------

      Line 8d                                                             $            /MMBTU
                                                                           ------------

      Line 9d                                                             $            /MMBTU
                                                                           ------------

10) Total Discounts (-):

      Algebraic sum of above:                                             $            /MMBTU
                                                                           ------------

11)   Total evaluated coal price = (line 2b) + (line 10)

12)   Total discount price adjustment for Energy delivered:
      (line 2a) * (line 10) (-)
      $      /MMBTU           +                                           $           /MMBTU = $
       -----                                                               ------------          --------

13)   Total base cost of coal
      (line 2a) * (line 2b)
      $      /MMBTU           +                                           $           /MMBTU = $
       -----                                                               -----------           --------

14)   Total coal payment for month
      (line 12) + (line 13)
      $      /MMBTU           +                                           $                  = $
       -----                                                               -----------           --------